AMENDMENT NO. 1

                                       TO

                       MANAGEMENT SUBSCRIPTION AGREEMENT


         THIS AMENDMENT NO. 1 TO MANAGEMENT SUBSCRIPTION AGREEMENT (this "Amendment No. 1") is dated as of November __, 1996, by and among AmeriKing, Inc., a Delaware corporation (the "Company") and the persons whose names appear on the signature pages hereto (collectively, the "Stockholders").

                              W I T N E S S E T H

         WHEREAS, the Company and the Stockholders entered into a Management Subscription Agreement, dated as of September 1, 1994 (the "Management Subscription Agreement"), pursuant to which the Stockholders subscribed for the purchase of certain securities of the Company, including shares of common stock of the Company; and

         WHEREAS, pursuant to the terms of the Recapitalization Agreement, of even date herewith, by and among the Company and the stockholders of the Company who appear on the signature pages thereto, (i) the existing classes of common stock have been reclassified into a single class of common stock and
(ii) the reclassified common stock has been split 1,000-for-1; and

         WHEREAS, the Company and the Stockholders each acknowledge that they will benefit and desire to amend the Management Subscription Agreement in accordance with the terms of this Amendment No. 1.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                               A G R E E M E N T

         SECTION 1. Amendment. Effective as of the date hereof, the parties agree that the Management Subscription Agreement shall be amended as follows:

         (a) Exhibit 1 to the Management Subscription Agreement shall be deleted in its entirety and replaced with Exhibit 1 attached hereto.

         (b) Section 8(e) shall be amended by replacing the words "or (b) an initial public offering of any shares of Stock." with the words "or (b) a public offering of Common Stock of the Company with net proceeds to the Company of at least $50 million pursuant to a firm commitment underwriting."

         (c) A new Section 8(g) shall be inserted as follows:

         "(g) Conversions, Stock Splits. All repurchases pursuant to this
         Section 8 shall apply to shares of capital stock referenced in this
         Section 8 as well as any shares of capital stock held by such Stockholders as a result of an exchange, conversion, recapitalization, stock split, reverse stocksplit or other similar reclassification of the capital stock of the Company."

         (d) Section 10(c) shall be amended by replacing the dollar amount "$100" with the dollar amount "$0.10".

         (e) Section 10 shall be amended by adding the following definition for common stock in the appropriate alphabetical order and by revising the subsection numbers of the definition section accordingly:

                  "(c) "Common Stock" for purposes of Section 8 of this Agreement only, shall mean Class D Common Stock of the Company and any shares of Common Stock received in connection with a conversion or exchange of Class D Common Stock or other securities into Common Stock of the Company."

         SECTION 2. Effect of this Amendment No. 1 on the Other Terms of the Management Consulting Agreement. Except as expressly amended and modified herein, all other terms of each of the Management Subscription Agreement shall remain in full force and effect as originally made and entered into by the parties thereto.

         SECTION 3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware (excluding provisions relating to choice of law).

         SECTION 4. Necessary Documents. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Agreement.

         SECTION 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

         IN WITNESS WHEREOF, each of the undersigned has signed this Agreement:


                                       AMERIKING, INC.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       STOCKHOLDERS:

                                       Tabor Restaurants Associates, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       Jaro Enterprises, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       Jaro Restaurants, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       JB Restaurants, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:

                                       Castleking, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       White-Osborn Restaurants, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       Osburger, Inc.


                                       By
                                         ---------------------------------
                                         Name:
                                         Title:


                                       -----------------------------------
                                       Lawrence Jaro


                                       -----------------------------------
                                       William Osborn


                                       -----------------------------------
                                       Gary Hubert


                                       -----------------------------------
                                       Joel Aaseby


                                       -----------------------------------
                                       Donald Stahurski


                                       -----------------------------------
                                       Scott Vasatka

                                                                                                    Subordinated
                                                      No. of Shares                                     Notes           Value
                               No. of Shares            of Class A2       No. of Shares of Class B (All Restaurant       of
Name                          of Common Stock         Preferred Stock          Preferred Stock       Securities)    Consideration
----                          ---------------         ---------------     ------------------------  --------------  -------------
                             Set 1       Set 2       Set 1       Set 2        Set 1       Set 2
                          Securities  Securities  Securities  Securities   Securities  Securities
                          ----------  ----------  ----------  ----------   ----------  ----------
Tabor Restaurants
  Associates, Inc.(1)         -         8,131.3       -          87.00         -         29.00            -         $  116,813.13

Jaro Restaurants              -        17,128.4       -         187.50         -         62.50          $112,000    $  363,712.84
Associates, Inc.(2)

Jaro Enterprises, Inc.(3)     -        44,366.9       -          90.00         -         30.00        $1,224,000    $1,348,436.69

JB Restaurants, Inc.(4)       -       123,763.4       -         550.50         -        183.50        $2,019,000    $2,765,376.34

Castleking, Inc.(5)           -        26,876.3       -         187.50         -         62.50          $385,769    $  638,456.63

White-Osborn Restaurants,     -        33,363.7       -          97.50         -         32.50          $659,231    $  792,567.37
Inc.(6)

Lawrence Jaro               3,371         -           -            -           -           -              -         $    3,371.00

William Osborn              3,371         -           -            -           -           -              -         $    3,371.00

Gary Hubert                 3,371         -           -            -           -           -              -         $    3,371.00

Joel Aaseby                 1,124         -           -            -           -           -              -         $    1,124.00
                                                                                                                    -------------

Total                      11,237     253,630.0       0          1200          0          400         $4,400,000    $6,036,600.00



                                    OPTIONS
                                    -------

Don Stahurski           Options to purchase 5,620 shares of Common Stock
Scott Vasatka           Options to purchase 5,620 shares of Common Stock

1. Lawrence Jaro owns 100% of the common stock of Tabor Restaurants Associates, Inc. All of the Set 2 Securities received by Tabor Restaurants Associates, Inc. will be subject to the repurchase provisions of Section 8.

2. Lawrence Jaro owns 100% of the common stock of Jaro Restaurants Associates, Inc. All of the Set 2 Securities received by Jaro Restaurants Associates, Inc. will be subject to the repurchase provisions of Section 8.

3. Lawrence Jaro owns 100% of the common stock of Jaro Enterprises, Inc. All of the Set 2 Securities received by Jaro Enterprises, Inc. shall be subject to the repurchase provisions of Section 8.

4. Lawrence Jaro owns 75% of the common stock of JB Restaurants, Inc. Seventh-five percent (75%) of the Set 2 Securities received by JB Restaurants, Inc. shall be subject to the repurchase provisions of
    Section 8.

5. William Osborn owns 75% of the common stock of Castleking, Inc. Seventy-five percent (75%) of the Set 2 Securities received Castleking, Inc. will be subject to the repurchase provisions of Section 8.

6. William Osborn owns 65% of the common stock of White-Osborn Restaurants, Inc. Sixty-five percent (65%) of the Set 2 Securities received White-Osborn, Inc. will be subject to the repurchase provisions of
    Section 8.